EXHIBIT 99.1

Custom Truck One Source, Inc. Reports Continued Strong Results for First Quarter 2023
KANSAS CITY, Mo, May 9, 2023 – (BUSINESS WIRE) – Custom Truck One Source, Inc. (NYSE: CTOS), a leading provider of specialty equipment to the electric utility, telecom, rail and other infrastructure-related end markets, today reported financial results for its first quarter ended March 31, 2023.
CTOS First-Quarter Highlights
•Total revenue of $452.2 million, with growth in rental revenue and equipment sales of 8.4% and 32.6%, respectively, compared to the first quarter of 2022 as a result of continued strong demand across our end markets
•Gross profit of $109.7 million, an improvement of $25.2 million, or 29.8%, compared to $84.5 million for the first quarter of 2022
•Adjusted Gross Profit of $150.0 million, an increase of $20.5 million, or 15.9%, compared to $129.5 million for the first quarter of 2022
•Net income of $13.8 million, driven primarily by gross profit growth of $25.2 million, compared to a net loss of $3.3 million in the first quarter of 2022
•Adjusted EBITDA of $105.2 million, an increase of $13.7 million, or 15.0% compared to $91.5 million in the first quarter of 2022
•Further reduction in Net Leverage Ratio from 3.5 at the end of the last quarter to 3.4 as of March 31, 2023.
•Increasing Full Year 2023 Revenue and Adjusted EBITDA Guidance
“Our first quarter results represent a great start to the year and reflect continued strong demand across our primary end markets. Achieving these results requires an enormous team effort to deliver the record levels of vehicle production necessary to both add to our fleet and meet the demand for new vehicle sales,” said Ryan McMonagle, Chief Executive Officer of CTOS. “All three of our business segments continued to experience strong year-over-year growth. The demand environment, combined with our expectations of continued improvement in the supply chain and a sustained level of vehicle production, gives us the confidence to improve our outlook for 2023. We continue to believe that our one-stop-shop business model and significant scale provide us with a competitive advantage that allows us to deliver unequaled service to our customers,” McMonagle added.
Summary Actual Financial Results

	Three Months Ended March 31,		Three Months Ended December 31,
(in $000s)	2023	2022	2022
Rental revenue	$118,288	$109,145	$127,829
Equipment sales	301,290	227,186	325,746
Parts sales and services	32,585	30,145	33,149
Total revenue	452,163	366,476	486,724
Gross Profit	$109,661	$84,493	$128,325
Net Income (Loss)	$13,800	$(3,273)	$30,937
Adjusted EBITDA[1]	$105,200	$91,477	$124,484
1 - Adjusted EBITDA is a non-GAAP financial measure. Further information and reconciliations for our non-GAAP measures to the most directly comparable financial measure under United States generally accepted accounting principles in the U.S. (“GAAP”) is included at the end of this press release.
Summary Actual Financial Results by Segment
Our results are reported for our three segments: Equipment Rental Solutions (“ERS”), Truck and Equipment Sales (“TES”) and Aftermarket Parts and Services (“APS”). ERS encompasses our core rental business, inclusive of sales of rental equipment to our customers. TES encompasses our specialized truck and equipment production and sales activities. APS encompasses sales and rentals of parts, tools and other supplies to our customers, as well as our aftermarket repair service operations. Segment performance is presented below for the three months ended March 31, 2023 and 2022 and December 31, 2022.

Equipment Rental Solutions

	Three Months Ended March 31,		Three Months Ended December 31,
(in $000s)	2023	2022	2022
Rental revenue	$113,784	$105,561	$123,429
Equipment sales	92,136	59,353	78,472
Total revenue	205,920	164,914	201,901
Cost of rental revenue	29,060	24,791	26,735
Cost of equipment sales	71,081	43,230	57,504
Depreciation of rental equipment	39,512	43,966	39,836
Total cost of revenue	139,653	111,987	124,075
Gross profit	$66,267	$52,927	$77,826
Truck and Equipment Sales

	Three Months Ended March 31,		Three Months Ended December 31,
(in $000s)	2023	2022	2022
Equipment sales	$209,154	$167,833	$247,274
Cost of equipment sales	175,044	144,048	202,887
Gross profit	$34,110	$23,785	$44,387
Aftermarket Parts and Services

	Three Months Ended March 31,		Three Months Ended December 31,
(in $000s)	2023	2022	2022
Rental revenue	$4,504	$3,584	$4,400
Parts and services revenue	32,585	30,145	33,149
Total revenue	37,089	33,729	37,549
Cost of revenue	26,987	24,950	30,470
Depreciation of rental equipment	818	998	967
Total cost of revenue	27,805	25,948	31,437
Gross profit	$9,284	$7,781	$6,112
Summary Combined Operating Metrics

	Three Months Ended March 31,		Three Months Ended December 31,
(in $000s)	2023	2022	2022
Ending OEC(a) (as of period end)	$1,457,870	$1,364,660	$1,455,820
Average OEC on rent(b)	$1,214,300	$1,119,100	$1,267,600
Fleet utilization(c)	83.6%	82.5%	86.3%
OEC on rent yield(d)	39.6%	39.1%	39.5%
Sales order backlog(e) (as of period end)	$855,049	$586,368	$754,142
(a) Ending OEC — original equipment cost (“OEC”) is the original equipment cost of units at a given point in time.
(b) Average OEC on rent — Average OEC on rent is calculated as the weighted-average OEC on rent during the stated period.
(c) Fleet utilization — total number of days the rental equipment was rented during a specified period of time divided by the total number of days available during the same period and weighted based on OEC.
(d) OEC on rent yield (“ORY”) — a measure of return realized by our rental fleet during a 12-month period. ORY is calculated as rental revenue (excluding freight recovery and ancillary fees) during the stated period divided by the Average OEC on rent for the same period. For period less than 12 months, the ORY is adjusted to an annualized basis.
(e) Sales order backlog — purchase orders received for customized and stock equipment. Sales order backlog should not be considered an accurate measure of future net sales.

Management Commentary
Total revenue in the first quarter of 2023 was characterized by continued strong customer demand for both rental and new equipment across our end markets. First quarter 2023 rental revenue increased 8.4% to $118.3 million, compared to $109.1 million in the first quarter of 2022, reflecting the continued expansion of our rental fleet, higher utilization and sustained pricing gains. Equipment sales increased 32.6% in the first quarter of 2023 to $301.3 million, compared to $227.2 million in the first quarter of 2022, reflecting continuing improvements in the supply chain and our ability to replenish inventory. Parts sales and service revenue increased 8.1% to $32.6 million, compared to $30.1 million in the first quarter of 2022. On a sequential quarter basis, total first quarter 2023 revenue declined $34.6 million, or 7.1%, primarily due to the lower level of equipment sales. Historically, the fourth fiscal quarter is our seasonally strongest quarter.
In our ERS segment, rental revenue in the first quarter of 2023 was $113.8 million compared to $105.6 million in the first quarter of 2022, a 7.8% increase. Fleet utilization continued to be strong at 83.6% compared to 82.5% in the first quarter of 2022. Total segment gross profit in the first quarter of 2023 was $66.3 million, an increase of 25.2% compared to $52.9 million in the first quarter of 2022. Adjusted Gross Profit in the segment, was $105.8 million in the first quarter of 2023, compared to $96.9 million in the first quarter of 2022, representing 9.2% year-over-year growth. Rental Gross Profit improved to $84.7 million in the first quarter of 2023 compared to $80.8 million in the first quarter of 2022, a 4.9% increase. On a sequential quarter basis, total segment first quarter 2023 revenue increased a modest $4.0 million, or 2.0%, driven by a 17.4% increase in rental equipment sales and offset by the typical seasonal decline in rental demand related to our utility end-markets. Despite the decline, we experienced favorable pricing, with OEC on-rent yield increasing to 39.6% in the first quarter of 2023, up slightly from 39.5% in the fourth quarter of 2022.
Revenue in our TES segment increased 24.6% to $209.2 million in the first quarter of 2023, from $167.8 million in the first quarter of 2022, primarily as a result of continued supply chain improvements and sustained strong customer demand. Gross profit improved by 43.4% to $34.1 million in the first quarter of 2023 compared to $23.8 million in the first quarter of 2022. Gross profit margin for the quarter was 16.3%, up significantly from 14.2% in the first quarter of 2022 and flat to the last quarter. On a sequential quarter basis, total first quarter 2023 revenue declined $38.1 million, or 15.4%, primarily as a result of higher level of product deliveries to customers that occurred at the end of 2022 from the late-year improvements in supply chain bottlenecking as well as the fact that the fourth quarter is seasonally our strongest fiscal quarter. TES continued to see strength in demand as sales order backlog grew to $855.0 million, a 13.4% increase compared to the end of 2022.
APS segment revenue increased 10.0% in the first quarter of 2023 to $37.1 million, compared to $33.7 million in the first quarter of 2022. Growth in demand for parts, tools and accessories sales was augmented by increased tools and accessories rentals in the Parts, Tools and Accessories (“PTA”) division. Gross profit margin in the segment improved to 25.0% in the first quarter of 2023 from 23.1% in the first quarter of 2022. On a sequential quarter basis, total segment first quarter 2023 revenue decreased a modest 1.2%, with a decline in parts and services revenue offset by an increase in tools and accessories rental revenue of 2.4%.
Net income was $13.8 million in the first quarter of 2023 compared to a net loss of $3.3 million for the first quarter of 2022. The improvement in net income (loss) is primarily as a result of the improvement in gross profit detailed above, partially offset by higher interest expense on variable-rate debt and variable-rate floorplan liabilities. On a sequential quarter basis, total first quarter 2023 net income declined $17.1 million for the reasons mentioned above.
Adjusted EBITDA for the first quarter of 2023 was $105.2 million, an increase of 15.0%, compared to $91.5 million for the first quarter of 2022. The increase in Adjusted EBITDA was largely driven by growth in rental revenue and new equipment sales, both of which contributed to margin expansion. The seasonal factors mentioned above contributed to the decline in Adjusted EBITDA by $19.3 million on a sequential quarter basis.
As of March 31, 2023, CTOS had cash and cash equivalents of $32.2 million, current and long-term debt of $1,399.3 million (net of deferred financing fees of $26.6 million), and current and long-term finance lease obligations of $4.0 million. Our Net Debt was $1,397.6 million as of March 31, 2023. Our Net Leverage Ratio, which is net debt divided by Adjusted EBITDA, was 3.4x as of March 31, 2023. Availability under the senior secured credit facility was $284.5 million as of March 31, 2023. For the three months ended March 31, 2023, net OEC increased modestly as our fleet additions were offset by our focus on selling older equipment from our rental fleet at current advantageous residual values. During the three months ended March 31, 2023, CTOS purchased $1.1 million of its common stock under the previously announced stock repurchase program.

OUTLOOK
We are updating our full-year revenue and Adjusted EBITDA guidance for 2023 at this time. We believe ERS will continue to benefit from strong demand from our rental customers as well as for purchases of rental fleet units, particularly older equipment, in 2023. We also expect to further grow our rental fleet (based on net OEC) by mid- to high-single digits. Regarding TES, supply chain improvements, improved inventory levels, and record backlog levels should improve our ability to produce and deliver an even greater number of units in 2023.

2023 Consolidated Outlook
Revenue	$1,635	million	—	$1,755 million
Adjusted EBITDA[1]	$420	million	—	$440 million

2023 Revenue Outlook by Segment
ERS	$670	million	—	$710 million
TES	$820	million	—	$890 million
APS	$145	million	—	$155 million
1 - CTOS is not able to present a quantitative reconciliation of its forward-looking Adjusted EBITDA for the year ending December 31, 2023 to its most directly comparable GAAP financial measure, net income, because management cannot reliably present a quantitative reconciliation of its forward-looking Adjusted EBITDA for the year ending December 31, 2023 to its most directly comparable GAAP financial measure, net income, because management cannot reliably forecast net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income including, but not limited to, customer buyout requests on rentals with rental purchase options, income tax expense and changes in fair value of derivative financial instruments. Adjusted EBITDA should not be used to predict net income as the difference between the two measures is variable.
CONFERENCE CALL INFORMATION
The Company has scheduled a conference call at 5:00 P.M. Eastern Time on May 9, 2023, to discuss its first quarter 2023 financial results. A webcast will be publicly available at: investors.customtruck.com. To listen by phone, please dial 1-877-425-9470 or 1-201-389-0878. A replay of the call will be available until midnight, Tuesday, May 16, 2023, by dialing 1-844-512-2921 or 1-412-317-6671 and entering passcode 13737702.
ABOUT CTOS
CTOS is one of the largest providers of specialty equipment, parts, tools, accessories and services to the electric utility transmission and distribution, telecommunications and rail markets in North America, with a differentiated “one-stop-shop” business model. CTOS offers its specialized equipment to a diverse customer base for the maintenance, repair, upgrade and installation of critical infrastructure assets, including electric lines, telecommunications networks and rail systems. The Company's coast-to-coast rental fleet of more than 10,000 units includes aerial devices, boom trucks, cranes, digger derricks, pressure drills, stringing gear, Hi-rail equipment, repair parts, tools and accessories. For more information, please visit investors.customtruck.com.
FORWARD-LOOKING STATEMENTS
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's management’s control, that could cause actual results or outcomes to differ materially from those discussed in this press release. This press release is based on certain assumptions that the Company's management has made in light of its experience in the industry, as well as the Company’s perceptions of historical trends, current conditions, expected future developments and other factors the Company believes are appropriate in these circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. Many factors could affect the Company’s actual performance and results and could cause actual results to differ materially from those expressed in this press release. Important factors, among others, that may affect actual results or outcomes include: increases in labor costs, our inability to obtain raw materials, component parts and/or finished goods in a timely and cost-effective manner, and our inability to manage our rental equipment in an effective manner; our sales order backlog may not be indicative of the level of our future revenues; increases in unionization rate in our workforce; our inability to recruit and retain the experienced personnel, including skilled technicians, we need to compete in our industries; our inability to attract and retain highly skilled personnel and our inability to retain our senior management; material disruptions to our operation and manufacturing locations as a result of public health concerns, equipment failures, natural disasters, work stoppages, power outages or other reasons; potential impairment charges; any further increase in the cost of new equipment that we purchase for use in our rental fleet or for sale as inventory; aging or obsolescence of our existing equipment, and the fluctuations of market value thereof; disruptions in our supply chain; our business may be impacted by government spending; we may experience losses in excess of our recorded reserves for receivables; unfavorable conditions in the capital and credit markets and our inability to obtain additional capital as required; increases in price of fuel or freight; regulatory technological advancement, or other changes in our core end-markets may affect our customer’s spending; difficulty in integrating acquired businesses and fully realizing the anticipated benefits and cost savings of the acquired businesses, as well as additional transaction and transition costs that we will continue to incur following acquisitions; material weakness in our internal control over financial reporting which, if not remediated, could result in material misstatements in our financial statements; the interest of our majority stockholder, which may not be consistent with the other stockholders; our significant indebtedness, which may adversely affect our financial position, limit our available cash and our access to additional capital, prevent us from growing our business and increase our risk of default; our inability to generate cash, which could lead to a default; significant operating and financial restrictions imposed by our debt agreements; changes in interest rates, which could increase our debt service obligations on the variable rate indebtedness and decrease our net income and cash flows; the phase-out of the London Interbank Offered Rate (“LIBOR”) and uncertainty as to its replacement; disruptions in our information technology systems or a compromise of our system security, limiting our ability to effectively monitor and control our operations, adjust to changing market conditions, and implement strategic initiatives; we are subject to complex laws and regulations, including environmental and safety regulations that can adversely affect cost, manner or feasibility of doing business; we are subject to a series of risks related to climate change; and increased attention to, and evolving expectations for, sustainability and environmental, social and governance initiatives. For a more complete description of these and other possible risks and uncertainties, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2022, and its subsequent reports filed with the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements.
INVESTOR CONTACT
Brian Perman, Vice President, Investor Relations
(844) 403-6138
investors@customtruck.com

CUSTOM TRUCK ONE SOURCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31,		Three Months Ended December 31,
(in $000s except per share data)	2023	2022	2022
Revenue
Rental revenue	$118,288	$109,145	$127,829
Equipment sales	301,290	227,186	325,746
Parts sales and services	32,585	30,145	33,149
Total revenue	452,163	366,476	486,724
Cost of Revenue
Cost of rental revenue	29,899	25,793	27,481
Depreciation of rental equipment	40,330	44,964	40,803
Cost of equipment sales	246,125	187,278	260,391
Cost of parts sales and services	26,148	23,948	29,724
Total cost of revenue	342,502	281,983	358,399
Gross Profit	109,661	84,493	128,325
Operating Expenses
Selling, general and administrative expenses	56,991	53,655	58,599
Amortization	6,672	13,335	6,940
Non-rental depreciation	2,650	3,047	2,112
Transaction expenses and other	3,460	4,648	9,026
Total operating expenses	69,773	74,685	76,677
Operating Income (Loss)	39,888	9,808	51,648
Other Expense
Interest expense, net	29,176	19,156	26,582
Financing and other expense (income)	(3,951)	(9,080)	(6,425)
Total other expense	25,225	10,076	20,157
Income (Loss) Before Income Taxes	14,663	(268)	31,491
Income Tax Expense (Benefit)	863	3,005	554
Net Income (Loss)	$13,800	$(3,273)	$30,937

Net Income (Loss) Per Share
Basic	$0.06	$(0.01)	$0.13
Diluted	$0.06	$(0.01)	$0.13

CUSTOM TRUCK ONE SOURCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

(in $000s)	March 31, 2023	December 31, 2022
Assets
Current Assets
Cash and cash equivalents	$32,218	$14,360
Accounts receivable, net	167,640	193,106
Financing receivables, net	46,122	38,271
Inventory	714,354	596,724
Prepaid expenses and other	29,462	25,784
Total current assets	989,796	868,245
Property and equipment, net	128,839	121,956
Rental equipment, net	894,557	883,674
Goodwill	703,848	703,827
Intangible assets, net	297,486	304,132
Operating lease assets	28,509	29,434
Other assets	26,348	26,944
Total Assets	$3,069,383	$2,938,212
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$126,041	$87,255
Accrued expenses	70,113	68,784
Deferred revenue and customer deposits	32,360	34,671
Floor plan payables - trade	159,029	136,634
Floor plan payables - non-trade	312,470	293,536
Operating lease liabilities - current	5,220	5,262
Current maturities of long-term debt	5,243	6,940
Current portion of finance lease obligations	852	1,796
Total current liabilities	711,328	634,878
Long-term debt, net	1,394,039	1,354,766
Finance leases	3,142	3,206
Operating lease liabilities - noncurrent	23,932	24,818
Deferred income taxes	29,615	29,086
Derivative, warrants and other liabilities	2,490	3,015
Total long-term liabilities	1,453,218	1,414,891
Commitments and contingencies
Stockholders' Equity
Common stock	25	25
Treasury stock, at cost	(16,736)	(15,537)
Additional paid-in capital	1,524,938	1,521,487
Accumulated other comprehensive loss	(8,605)	(8,947)
Accumulated deficit	(594,785)	(608,585)
Total stockholders' equity	904,837	888,443
Total Liabilities and Stockholders' Equity	$3,069,383	$2,938,212

CUSTOM TRUCK ONE SOURCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,
(in $000s)	2023	2022
Operating Activities
Net income (loss)	$13,800	$(3,273)
Adjustments to reconcile net income (loss) to net cash flow from operating activities:
Depreciation and amortization	52,091	62,500
Amortization of debt issuance costs	2,407	1,326
Provision for losses on accounts receivable	1,872	2,811
Share-based compensation	3,147	3,364
Gain on sales and disposals of rental equipment	(21,320)	(5,420)
Change in fair value of derivative and warrants	(525)	(5,767)
Deferred tax expense	514	2,849
Changes in assets and liabilities:
Accounts and financing receivables	17,161	(33,520)
Inventories	(117,580)	(51,384)
Prepaids, operating leases and other	(4,987)	(4,637)
Accounts payable	35,916	29,869
Accrued expenses and other liabilities	1,328	(5,343)
Floor plan payables - trade, net	22,395	(13,031)
Customer deposits and deferred revenue	(2,313)	(10,115)
Net cash flow from operating activities	3,906	(29,771)
Investing Activities
Acquisition of business, net of cash acquired	—	(50,513)
Purchases of rental equipment	(109,145)	(45,945)
Proceeds from sales and disposals of rental equipment	78,626	49,961
Purchase of non-rental property and cloud computing arrangements	(9,429)	(1,961)
Net cash flow from investing activities	(39,948)	(48,458)
Financing Activities
Proceeds from debt	13,537	75
Share-based payments	228	(6)
Borrowings under revolving credit facilities	35,000	50,000
Repayments under revolving credit facilities	(10,331)	(34,844)
Repayments of notes payable	(2,020)	(1,872)
Finance lease payments	(377)	(2,275)
Repurchase of common stock	(1,122)	—
Acquisition of inventory through floor plan payables - non-trade	187,381	140,126
Repayment of floor plan payables - non-trade	(168,447)	(85,066)
Net cash flow from financing activities	53,849	66,138
Effect of exchange rate changes on cash and cash equivalents	51	—
Net Change in Cash and Cash Equivalents	17,858	(12,091)
Cash and Cash Equivalents at Beginning of Period	14,360	35,902
Cash and Cash Equivalents at End of Period	$32,218	$23,811

	Three Months Ended March 31,
(in $000s)	2023	2022
Supplemental Cash Flow Information
Interest paid	$13,130	$4,865
Income taxes paid	10	—
Non-Cash Investing and Financing Activities
Rental equipment and property and equipment purchases in accounts payable	2,938	—
Rental equipment sales in accounts receivable	621	23,551

CUSTOM TRUCK ONE SOURCE, INC.
NON-GAAP FINANCIAL AND PERFORMANCE MEASURES
In our press release and schedules, and on the related conference call, we report certain financial measures that are not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”). We utilize these financial measures to manage our business on a day-to-day basis and some of these measures are commonly used in our industry to evaluate performance. We believe these non-GAAP measures provide investors expanded insight to assess performance, in addition to the standard GAAP-based financial measures. The press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to. Although management evaluates and presents these non-GAAP measures for the reasons described herein, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income/loss, net income/loss, earnings/loss per share or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.
Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial performance measure that we use to monitor our results of operations, to measure performance against debt covenants and performance relative to competitors. We believe Adjusted EBITDA is a useful performance measure because it allows for an effective evaluation of operating performance, without regard to financing methods or capital structures. We exclude the items identified in the reconciliations of net income (loss) to Adjusted EBITDA because these amounts are either non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, including the method by which the assets were acquired, and capital structures. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) determined in accordance with GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historical costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an indication that results will be unaffected by the items excluded from Adjusted EBITDA. Our computation of Adjusted EBITDA may not be identical to other similarly titled measures of other companies.
We define Adjusted EBITDA as net income or loss before interest expense, income taxes, depreciation and amortization, share-based compensation, and other items that we do not view as indicative of ongoing performance. Our Adjusted EBITDA includes an adjustment to exclude the effects of purchase accounting adjustments when calculating the cost of inventory and used equipment sold. When inventory or equipment is purchased in connection with a business combination, the assets are revalued to their current fair values for accounting purposes. The consideration transferred (i.e., the purchase price) in a business combination is allocated to the fair values of the assets as of the acquisition date, with amortization or depreciation recorded thereafter following applicable accounting policies; however, this may not be indicative of the actual cost to acquire inventory or new equipment that is added to product inventory or the rental fleets apart from a business acquisition. Additionally, the pricing of rental contracts and equipment sales prices for equipment is based on OEC, and we measure a rate of return from rentals and sales using OEC. We also include an adjustment to remove the impact of accounting for certain of our rental contracts with customers containing a rental purchase option that are accounted for under GAAP as a sales-type lease. We include this adjustment because we believe continuing to reflect the transactions as an operating lease better reflects the economics of the transactions given our large portfolio of rental contracts. These, and other, adjustments to GAAP net income or loss that are applied to derive Adjusted EBITDA are specified by our senior secured credit agreements.
Adjusted Gross Profit and Rental Gross Profit. We present total gross profit excluding rental equipment depreciation (“Adjusted Gross Profit”) as a non-GAAP financial performance measure. We also present Rental Gross Profit that excludes rental equipment depreciation as a non-GAAP financial measure. These measures differ from the GAAP definition of gross profit, as we do not include the impact of depreciation expense, which represents non-cash expense. We use these measures to evaluate operating margins and the effectiveness of the cost of our rental fleet.
Net Debt. We present the non-GAAP financial measure “Net Debt,” which is total debt (the most comparable GAAP measure, calculated as current and long-term debt, excluding deferred financing fees, plus current and long-term finance lease obligations) minus cash and cash equivalents. We believe this non-GAAP measure is useful to investors to evaluate our financial position.
Net Leverage Ratio. Net Leverage Ratio is a non-GAAP financial performance measure used by management and we believe it provides useful information to investors because it is an important liquidity measure that reflects our ability to service debt. We define net leverage ratio as net debt divided by Adjusted EBITDA.

CUSTOM TRUCK ONE SOURCE, INC.
ADJUSTED EBITDA RECONCILIATION
(unaudited)

	Three Months Ended March 31,		Three Months Ended December 31,
(in $000s)	2023	2022	2022
Net income (loss)	$13,800	$(3,273)	$30,937
Interest expense	22,363	17,445	21,432
Income tax expense (benefit)	863	3,005	554
Depreciation and amortization	52,090	62,500	52,362
EBITDA	89,116	79,677	105,285
Adjustments:
Non-cash purchase accounting impact (1)	7,199	9,026	8,268
Transaction and integration costs (2)	3,460	4,648	9,026
Sales-type lease adjustment (3)	2,803	529	1,411
Share-based payments (4)	3,147	3,364	2,771
Change in fair value of derivative and warrants (5)	(525)	(5,767)	(2,277)
Adjusted EBITDA	$105,200	$91,477	$124,484
Adjusted EBITDA is defined as net income (loss) plus interest expense, provision for income taxes, depreciation and amortization, and further adjusted for non-cash purchase accounting impact, transaction and process improvement costs, including business integration expenses, share-based payments, the change in fair value of derivative instruments, sales-type lease adjustment, and other special charges that are not expected to recur. This non-GAAP measure is subject to certain limitations.

(1)    Represents the non-cash impact of purchase accounting, net of accumulated depreciation, on the cost of equipment and inventory sold. The equipment and inventory acquired received a purchase accounting step-up in basis, which is a non-cash adjustment to the equipment cost pursuant to our credit agreement.
(2)    Represents transaction and process improvement costs related to acquisitions of businesses, including post-acquisition integration costs, which are recognized within operating expenses in our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). These expenses are comprised of professional consultancy, legal, tax and accounting fees. Also included are expenses associated with the integration of acquired businesses. These expenses are presented as adjustments to net income (loss) pursuant to our ABL Credit Agreement.
(3)    Represents the adjustment for the impact of sales-type lease accounting for certain leases containing rental purchase options (or “RPOs”), as the application of sales-type lease accounting is not deemed to be representative of the ongoing cash flows of the underlying rental contracts. This adjustment is made pursuant to our credit agreement.

	Three Months Ended March 31,		Three Months Ended December 31,
(in $000s)	2023	2022	2022
Equipment sales	$(24,172)	$(12,237)	$14,518
Cost of equipment sales	23,225	10,370	14,509
Gross profit	(947)	(1,867)	9
Interest income	(3,428)	(2,888)	4,303
Rentals invoiced	7,178	5,284	5,723
Sales-type lease adjustment	$2,803	$529	$1,411
(4) Represents non-cash share-based compensation expense associated with the issuance of stock options and restricted stock units.
(5) Represents the credit to earnings for the change in fair value of the liability for private warrants.

Reconciliation of Adjusted Gross Profit
(unaudited)
The following table presents the reconciliation of Adjusted Gross Profit:

	Three Months Ended March 31,		Three Months Ended December 31,
(in $000s)	2023	2022	2022
Revenue
Rental revenue	$118,288	$109,145	$127,829
Equipment sales	301,290	227,186	325,746
Parts sales and services	32,585	30,145	33,149
Total revenue	452,163	366,476	486,724
Cost of Revenue
Cost of rental revenue	29,899	25,793	27,481
Depreciation of rental equipment	40,330	44,964	40,803
Cost of equipment sales	246,125	187,278	260,391
Cost of parts sales and services	26,148	23,948	29,724
Total cost of revenue	342,502	281,983	358,399
Gross Profit	109,661	84,493	128,325
Add: depreciation of rental equipment	40,330	44,964	40,803
Adjusted Gross Profit	$149,991	$129,457	$169,128

Reconciliation of ERS Segment Adjusted Gross Profit and Rental Gross Profit
(unaudited)
The following table presents the reconciliation of ERS segment Adjusted Gross Profit:

	Three Months Ended March 31,		Three Months Ended December 31,
(in $000s)	2023	2022	2022
Revenue
Rental revenue	$113,784	$105,561	$123,429
Equipment sales	92,136	59,353	78,472
Total revenue	205,920	164,914	201,901
Cost of Revenue
Cost of rental revenue	29,060	24,791	26,735
Cost of equipment sales	71,081	43,230	57,504
Depreciation of rental equipment	39,512	43,966	39,836
Total cost of revenue	139,653	111,987	124,075
Gross profit	66,267	52,927	77,826
Add: depreciation of rental equipment	39,512	43,966	39,836
Adjusted Gross Profit	$105,779	$96,893	$117,662

The following table presents the reconciliation of ERS Rental Gross Profit:

	Three Months Ended March 31,		Three Months Ended December 31,
(in $000s)	2023	2022	2022
Rental revenue	$113,784	$105,561	$123,429
Cost of rental revenue	29,060	24,791	26,735
Rental Gross Profit	$84,724	$80,770	$96,694

Reconciliation of Net Debt
(unaudited)
The following table presents the reconciliation of Net Debt:

(in $000s)	March 31, 2023
Current maturities of long-term debt	$5,243
Current portion of finance lease obligations	852
Long-term debt, net	1,394,039
Finance leases	3,142
Deferred financing fees	26,559
Less: cash and cash equivalents	(32,218)
Net Debt	$1,397,617

Reconciliation of Net Leverage Ratio
(unaudited)
The following table presents the reconciliation of the Net Leverage Ratio:

(in $000s)	Twelve Months Ended March 31, 2023
Net Debt (as of period end)	$1,397,617
Divided by: Adjusted EBITDA	$406,701
Net Leverage Ratio	3.44